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CROWN CRAFTS, INC.
(Name of Registrant as Specified in its Charter)
WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
WYNNEFIELD CAPITAL MANAGEMENT, LLC
WYNNEFIELD CAPITAL, INC.
CHANNEL PARTNERSHIP II, L.P.
WYNNEFIELD CAPITAL, INC. PROFIT SHARING & MONEY PURCHASE PLAN
NELSON OBUS
JOSHUA H. LANDES
JON C. BIRO
MELVIN L. KEATING

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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The Wynnefield Group
Investor Presentation

Regarding Crown Crafts, Inc.
(Nasdaq: CRWS)

I.

Who is the Wynnefield Group?

II.

Change Needed to Create Stockholder Value

A.

Background of Election Contest

B.

Wynnefield Warned About This in 2007

C.

Years of Underperformance and Entrenchment

D.

Board has No Articulated Strategic Plan; Product Line
Extension Does Not Qualify

III.

Deficiencies of the Current Management-Endorsed
Board Majority

A.

Misaligned Interests Lead to Pursuit of Status Quo

B.

Current Board Not Acting in Stockholders’ Best Interests;
Reinstated “Poison Pill” Without Stockholder Approval

IV.

Wynnefield’s Nominees

A.

Expertise to Address Company’s Challenges

B.

Focus on Increasing Value for All Stockholders

Overview

Value investor in small & micro-cap stocks

Largest stockholder of Crown Crafts

Currently own about 17% of outstanding stock

Long-term investor

Invested in Crown Crafts since 1996 and have
increased holdings at a variety of price points to
protect ownership during this period

Who Is The Wynnefield Group?

2003

- Wynnefield was asked by the Company to help it reincorporate in Delaware, a management-friendly state. Wynnefield supported this move.

2005

- Wynnefield entered agreement with the Company allowing Frederick G. Wasserman to attend Board meetings as non-voting observer. Company terminated Mr. Wasserman's observer position in 2007.

2007

- Wynnefield proposed two nominees for election to the Board. Stockholders elected Mr. Wasserman and Wynnefield's other nominee lost by only 1.7% of the vote.

2008

- Wynnefield entered Standstill Agreement with the Company that stipulated Joseph Kling would be immediately elected to the Board and Board would create Strategic Review Committee. To date, the Strategic Review Committee has failed to publicly report to stockholders the status or results of any review.

2009

- During the Standstill Agreement, the Board reinstated "poison pill" without stockholder approval.

2010

- After Wynnefield exercised its right under Standstill to have a director resign to allow for an additional vacancy to be filled by stockholder vote at the annual meeting, the Company announced it would not re-nominate Mr. Wasserman.

Background of Election Contest

CRWS’ Unfulfilled 2007 Promises: Share Price

Pointing to share price of $4.65, Crown Crafts wrote: “In many respects, fiscal year 2007 marked the successful completion of our efforts that began in 2001 to turn the Company around and reestablish a solid foundation for growth and success…” [Letter to stockholders, 7/24/07]

Fact: CRWS stock has never again achieved that level – down more than 16% since then (as of July 20, 2010).

CRWS’ Unfulfilled 2007 Promise: Creating Value

Describing a company “more nimble and poised for growth,” it promised “strategic acquisitions that will build long-term stockholder value” and enhancing stockholder value through “achieving organic growth,” among other objectives. [Letter to stockholders,
7/16/07]

Fact: Over the past three years, CRWS has instead completed three small tuck-in acquisitions while revenue and operating income remain flat.

Fact: CRWS’ net sales decreased by $1.3 million (1.5%) in FY 2010, despite  the
Company’s assertions in its earnings release that it was a “banner year.”

Wynnefield Warned About This in 2007

CRWS Trades Significantly Below Peers' EBITDA Multiples

Enterprise Value/ EBITDA
10
9
8
7
6
5
4
3
2
1
0

	FY 2008 Multiple	FY 2009 Multiple	TTM 2010 Multiple
SUMR	6.15	7.46 x	9.31 x
KID	7.2 x	6.21 x	6.85 x
CRWS	5.94 x	2.96 x	4.12 x

Years of Underperformance and Entrenchment

x

Source: Bloomberg as of July 21, 2010

* TTM = Trailing Twelve Months

*

CRWS Underperforms Market Indices
$105
$90
$75
$60
$45
$30
2/1/2007
8/1/2007
2/1/2008
8/1/2008
2/1/2009
8/1/2009
2/1/2010
7/13/2010
S&P 500
Russell 2000
Russell 1000
CRWS

Years of Underperformance and Entrenchment

One-Year View of “Pure Play”* Peers
$350
$300
$250
$200
$150
$100
$50
Jul-09
Sep-09
Nov-09
Jan-10
Mar-10
May-10
Jul-10
SUMR
KID
CRWS

Years of Underperformance and Entrenchment

*Pure Play  - Infant and Juvenile Industry Company

View of "Pure Play" Peers Since 12/31/08*
$400
$300
$200
$100
$0
12/31/2008
4/30/2009
8/31/2009
12/31/2009
4/30/2010
7/13/2010
SUMR
KID
CRWS

Years of Underperformance and Entrenchment

* As of 12/23/08, KID became a “Pure Play” Peer after divestiture of giftware business

Three-Year View of "Pure Play" Peer*

$160
$140
$120
$100
$80
$60
$40
$20
Jul-07
Jan-08
Jul-08
Jan-09
Jul-09
Jan-10
Jul-10
SUMR
CRWS

Years of Underperformance and Entrenchment

*Excludes KID, which did not become a “Pure Play” Peer until divestiture of giftware business on 12/23/08

Strategic Review Committee Never Publicly Disclosed
Findings or Even that it had Deliberations

Only After Wynnefield’s 2010 Proxy Announcement Did
Board Proclaim Adoption of “Strategic Plan”

This is first stockholders have heard of this

Still, nothing else disclosed about “plan”

Only thing known about “plan” – if there even is one – is
that it has failed to create stockholder value

This recent announcement is only a product line
extension

The Company’s Micro-Acquisitions Merely Mask
Declining Core Business to Maintain Status Quo

No Stockholder Value Created by the Board or
Management’s Actions in Recent Times

Board Has No Articulated Strategic Plan

Lavish Board and Management Pay Incentivize Status Quo Rather
Than Creating Stockholder Value

Management:

Board-approved lavish executive compensation and severance
packages – significant amounts of cash; little long-term equity compensation despite policy statement to the contrary

Board-approved golden parachute payments and tax gross-ups that could cost more than $5 million – exceeding CRWS’ annual net income

Board-approved incentive plan rewards management with approximately
3.7% of Company if over five years they match the EBITDA multiple at which peers are currently trading, a handsome reward for average performance

Board:

Over past three years, total Board compensation was over $1.3 million while market value declined by $10.6 million (-22%)

In 2008, Board retainers doubled while operating income remained flat

In 2009, one director’s total compensation was $104,126

Majority of Board retainer paid in cash

Current non-employee directors hold only 2% of outstanding voting stock

Misaligned Interests Lead to Pursuit of Status Quo

Board's "Picket Fence" of Entrenchment Governance Schemes

Staggered Board	"Poison Pill"	No Disclosed CEO Succession Plan	Excessive Change-in-Control Severance Payments	Joint CEO/ Chairman Position	Failure to Broaden Investor Base

Board Not Acting in Stockholders’ Best Interests

Jon C. Biro

Executive Officer

CFO – Consolidated Graphics, Inc.

CFO, Interim CEO – ICO, Inc.

Corporate Director

Aspect Medical Systems Inc.

ICO, Inc.

Public Accounting & Finance

Certified Public Accountant (CPA)

Price Waterhouse LLP

*Current

Melvin L. Keating

Executive Officer

CEO – Alliance Semiconductor
Corp.

CEO – Sunbelt Management

EVP, CFO & Treasurer –
Quovadx Inc.

Corporate Director

Bitstream Inc.*

Infologix, Inc.*

Red Lion Hotels, Corp.*

Aspect Medical Systems Inc.

Integrated Silicon Solutions Inc.

Plymouth Rubber Co.

Price Legacy Corp.

White Electronic Designs Corp.

Strategic Consultant

Warburg Pincus Equity Partners

BTI Systems, Inc.

Wynnefield Nominees’ Expertise

Our Nominees are committed to working
constructively with Board to create stockholder value
and address significant corporate governance
deficiencies

Strategic Plan

Form standing Strategic Review
Committee

Hire qualified independent
consultant to help determine
future path

Communicate to stockholders
nature and extent of review

Cause Company to participate in
investor or industry conferences

Corporate Governance

Eliminate staggered Board

Adopt real CEO succession plan

Terminate “poison pill”

Link executive compensation to
Company performance

Split Chairman/CEO roles

Amend non-employee director
compensation; our Nominees will
only take 50% of cash
compensation or donate balance
to American SIDS Institute

Modify change-in-control
agreements

Focus to Increase Value for All Stockholders